UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2024

CARLYLE CREDIT INCOME FUND
(Exact name of Registrant as specified in its charter)

Delaware	811-22554	45-2904236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Vanderbilt Avenue, Suite 3400
New York,
NY
10017
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212)
813-4900
(Former name or former address, if changed since last report)

Check the appropriate box below if the
Form 8-K filing
is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	CCIF	New York Stock Exchange
Preferred Shares	CCIA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule 12b-2 of
the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Convertible Preferred Shares
On August 26, 2024, Carlyle Credit Income Fund (NYSE: CCIF) (the “Fund”) entered into a purchase agreement (the “Convertible Preferred Shares Purchase Agreement”), by and among the Fund, each purchaser named therein (the “Purchasers”), and the investment adviser named therein (the “Adviser”), in connection with the issuance and sale of approximately 11,517 shares of the Fund’s 7.125% Series B Convertible Preferred Shares due 2029, liquidation preference of $1,000.00 (the “Convertible Preferred Shares”), at a price equal to $930.00 per Convertible Preferred Share, in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Convertible Preferred Placement”). The Fund received net proceeds (before expenses) from the sale of the Convertible Preferred Shares of approximately $10.6 million.
The Convertible Preferred Shares have a liquidation preference of $1,000.00 per share. In the event of any liquidation, dissolution or winding up of the Fund’s affairs, holders of Convertible Preferred Shares will be entitled to receive a liquidating distribution per share equal to the liquidation preference, plus
an amount equal to all unpaid dividends and distributions on such share accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Fund, but excluding interest on any such distribution or payment.
The Convertible Preferred Shares pay a quarterly dividend at a fixed annual rate of 7.125% of the liquidation preference, or $71.25 per share, per year. The dividend rate is subject to adjustment under certain circumstances.
Cumulative cash dividends or distributions on each Convertible Preferred Share are payable quarterly, when, as and if declared, or under authority granted, by the Board of Trustees of the Fund out of funds legally available for such payment. The Fund will pay dividends on the Convertible Preferred Shares every January 31, April 30, July 31 and October 31, commencing October 31, 2024.
The Convertible Preferred Shares are senior securities that constitute shares of beneficial interest of the Fund. The Convertible Preferred Shares rank senior to the Fund’s common shares of beneficial interest, no par value (the “Common Shares”), in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the Fund’s affairs; equal in priority with the Fund’s Series A Preferred Shares due 2028 (the “Series A Preferred Shares”, and together with the Convertible Preferred Shares, the “Preferred Shares”) and all other future series of preferred shares the Fund may issue as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up
of the Fund’s affairs; and subordinate in right of payment to amounts owed under the Credit Agreement, and to the holder of any future senior Indebtedness.
The Fund is required to redeem, out of funds legally available therefor, all outstanding Convertible Preferred Shares on August 27, 2029, or the “Term Redemption Date,” at a price equal to the liquidation preference plus
an amount equal to accumulated but unpaid dividends and distributions, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Term Redemption Date.
If the Fund fails to maintain asset coverage of at least 200% as of the close of business on the last Business Day of a calendar quarter, and such failure is not cured by the close of business on the date that is thirty (30) calendar days following the date of filing of the Fund’s Annual Report or Semi-Annual Report on Form
N-CSR
with respect to the Fund’s fourth and second fiscal quarters, respectively, and the applicable monthly report on Form
N-PORT
filed by the Fund with the Securities and Exchange Commission (the “SEC”) with respect to the fiscal period ending as of the last day of such calendar quarter with respect to the Fund’s first and third fiscal quarters (such date the “Asset Coverage Cure Date”), then the Trust is required to redeem, within ninety (90) calendar days of the Asset Coverage Cure Date, such number of Preferred Shares equal to the lesser of (1) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date that will result in the Fund having an asset coverage ratio of at least 200% and (2) the maximum number of Preferred Shares that can be redeemed out of funds legally available for such redemption. In addition to Preferred Shares required to be redeemed, at the Fund’s sole discretion, the Fund may redeem such number of Preferred Shares (including Preferred Shares required to be redeemed) that will result in the Fund having an asset coverage ratio of up to and including 285%. The Preferred Shares to be redeemed may include, at the Fund’s sole option, any number or proportion of the Convertible Preferred Shares and other series of Preferred Shares. If the Convertible Preferred Shares are to be redeemed in such an event, they will be redeemed at a redemption price equal to the liquidation preference per share plus
accumulated but unpaid dividends, if any, on such liquidation preference (whether or not declared, but excluding interest on accrued but unpaid dividends, if any) to, but excluding, the date fixed for such redemption.
At any time on or after February 27, 2025, at the Fund’s sole option, the Fund may redeem, from time to time, the Convertible Preferred Shares in whole or in part, out of funds legally available for such redemption, at a price per share equal to the sum of the liquidation preference plus
an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.
Each holder of a Convertible Preferred Share shall have the right, at such holder’s option, to convert any such Convertible Preferred Share, at any time on or after the date six months after the issuance date of the Convertible Preferred Share (the “Convertibility Date”) and prior to the close of business on the business day immediately preceding the Term Redemption Date, into such number of Common Shares equal to the liquidation preference of the Convertible Preferred Share plus an amount equal to all unpaid dividends and distributions on such Share accumulated to (but excluding) the date of exercise, divided by the Conversion Price. The “Conversion Price” is the greater of (i) the market price per Common Share, the average official closing price for the five (5) trading days immediately prior to the date of exercise, or (ii) the Fund’s most recently reported net asset value per Common Share immediately prior to the date of exercise. If the Fund fails to fulfill its obligations to deliver Common Shares upon conversion of any Convertible Preferred Shares, the quarterly dividend rate payable on the Convertible Preferred Shares of any sub-series
of which one or more shares was surrendered for conversion on such exercise date will increase to a fixed annual rate of 9.125% of the liquidation preference until the date on which the Fund fulfills its delivery obligations.
No holder of Convertible Preferred Shares may exercise its conversion right if upon conversion the holder would receive Common Shares that would cause funds and accounts (collectively, the “Accounts”) managed by the investment adviser to such funds and account and any person controlled by the parent company of such investment adviser (collectively, “Institutional Adviser”) to beneficially own in the aggregate more than 4.9% of the Common Shares.
If a change of control occurs prior to maturity, each holder of a Convertible Preferred Shares shall have the right, at their option, to require the Fund to repurchase, for cash, some or all of the Convertible Preferred Shares at a repurchase price equal to 100% of the liquidation preference of the Convertible Preferred Shares being repurchased, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date.
The Fund is required to redeem the Convertible Preferred Shares at the liquidation preference, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, if the Common Shares are no longer publicly traded on the NYSE, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market for a period of twenty (20) consecutive trading days.
In the case of a consolidation, merger or sale of all or substantially all of the Fund’s assets to another closed-end
fund or business development company, the Fund must redeem the Convertible Preferred Shares at $1,000.00, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date unless (i) the successor entity’s common shares are publicly-traded on the NYSE, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market and have average daily trading volume over the 90 days immediately preceding approval of the transaction by the Board of Trustees of the Fund that is equal to or greater than the average daily trading volume of the Common Shares over such period; and (ii) if the Fund is not the successor entity, the successor entity agrees to be legally responsible for the Fund’s obligations under the Convertible Preferred Shares; and (iii) immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

If the Fund fails to deliver Common Shares upon the surrender of Convertible Preferred Shares for conversion, the dividend rate on the surrendered shares shall increase by 2.00%. Further, if the Convertible Preferred Shares are downgraded below investment grade or the investment grade rating is not maintained, the dividend rate on all Convertible Preferred Shares shall increase by 1.00%.
Institutional Adviser and the Purchasers have granted to the Fund an irrevocable proxy to vote all Preferred Shares (including the Series A Preferred Shares and Convertible Preferred Shares) held by the Accounts in proportion to the vote of all other preferred shareholders.
The Convertible Preferred Shares will not be listed on any exchange and may not be transferred without the consent of the Fund.
The foregoing description of the Convertible Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the Statement of Preferences of Term Preferred Shares, filed herewith as Exhibit 3.1 and incorporated by reference herein, and the Convertible Preferred Shares Purchase Agreement, filed herewith as Exhibit 10.1 and incorporated by reference herein.
Registered Direct Placement of Common Shares
Concurrently, the Fund has entered into a purchase agreement (the “Common Shares Purchase Agreement”) between the Fund, the Purchasers, and the Institutional Adviser, in connection with the purchase and sale of Common Shares in a registered direct placement pursuant to the Fund’s effective shelf registration statement filed with the SEC. The Fund has agreed to sell 1,444,865 Common Shares at a price of $7.9592 per Common Share. The offering closed August 27, 2024, subject to the satisfaction of customary closing conditions. The Fund received net proceeds (before expenses) from the sale of Common Shares of approximately $11.5 million.
The Common Shares offering has been made pursuant a prospectus supplement, dated August 26, 2024, and the accompanying prospectus, dated September 29, 2023, each of which constitutes part of the Fund’s effective shelf registration statement on Form
N-2
(File
No. 333-2724265),
previously filed with the SEC (the “Registration Statement”).
The Fund has not retained a placement agent, underwriter, broker or dealer with respect to the offering.
The foregoing description of the Common Shares Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Shares Purchase Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.
Preferred Share Voting Arrangements
Pursuant to the Convertible Preferred Shares Purchase Agreement, the Purchasers and the Institutional Adviser have granted the Fund an irrevocable proxy to vote at any annual or special meeting of shareholders of the Fund all Convertible Preferred Shares held by the Purchasers, the Institutional Adviser and any person controlled by any parent company of the Institutional Adviser or any other investment vehicles or accounts sponsored or managed by the Institutional Adviser or any person controlled by any parent company of the Institutional Adviser, or which the Institutional Adviser or any person controlled by any parent company of the Institutional Adviser otherwise has or shares the power to vote, or to direct the voting of, as of the record date for the applicable annual or special meeting of shareholders of the Fund, in the same proportion as the vote of all other holders of Preferred Shares of the Fund. The foregoing is qualified in its entirety by reference to the full text of the Convertible Preferred Shares Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities
The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 27, 2024, the Fund adopted the Second Supplement to the Amended and Restated Declaration of Trust (the “Second Supplement”), establishing and fixing the rights and preferences of the Convertible Preferred Shares. The Second Supplement authorizes 11,517 Convertible Preferred Shares, liquidation preference $1,000.00 per share. A copy of the Second Supplement is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure
On August 27, 2024, the Fund issued a press release, furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific refence in such filing.

Item 8.01.	Other Events
On August 27, 2024, the Fund conducted the Common Shares offering pursuant to the Fund’s Registration Statement. A copy of the opinion of Richards, Layton & Finger, P.A. relating to the legality of the Common Shares is filed herewith as Exhibit 5.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d)
Exhibits

3.1	Second Supplement to the Amended and Restated Declaration of Trust of Carlyle Credit Income Fund Relating to 7.125% Series B Convertible Preferred Shares Due 2029

5.1	Opinion of Richards, Layton & Finger, P.A.

10.1	Convertible Preferred Shares Purchase Agreement, dated August 26, 2024, between the Fund, the Purchasers, and the Adviser

10.2	Common Shares Purchase Agreement, dated August 26, 2024, between the Fund, the Purchasers, and the Adviser

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)

99.1	Press Release, dated August 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLYLE CREDIT INCOME FUND

Date: August 27, 2024	By:	/s/ Nelson Joseph
	Name:	Nelson Joseph
	Title:	Principal Financial Officer